Exhibit 10.4

GUARANTY

This Guaranty (this “Guaranty”), dated as of March 3, 2026, by CDT Equity Inc., a Delaware corporation (together with its successors and, if permitted, assigns, the “Company”) and each of the other entities listed on the signature pages hereof as guarantor or that becomes a party hereto as such pursuant to Section 4 of Article II (together with their successors and, if permitted, assigns and the Company, the “Guarantors”), in favor of Ascent Partners Fund LLC, a Delaware limited liability company, as purchaser (in such capacity, and together with its successors and, if permitted, assigns, including subsequent holders of the Purchased Securities, the “Purchaser”) of the Purchased Securities sold by the Company pursuant to, the Securities Purchase Agreement, dated as of March 3, 2026, by and among the Company and the Purchaser (the “Purchase Agreement”), as well as in favor of the other Purchaser Parties. Capitalized terms used but not defined herein are used as defined in the Purchase Agreement, including by reference to definitions in other Transaction Documents in Schedule II thereof.

W i t n e s s e t h:

Whereas, pursuant to the Purchase Agreement, the Purchaser has agreed to purchase the Purchased Securities from the Company upon the terms and subject to the conditions set forth therein;

Whereas, each Guarantor has agreed to guaranty the Guaranteed Obligations, as defined below;

WHEREAS, each Guarantor will derive substantial direct and indirect benefits from the purchase of the Purchased Securities under the Purchase Agreement; and

Whereas, it is a condition precedent to the obligation of the Purchaser to purchase the Purchased Securities from the Company under the Purchase Agreement that the Guarantors shall have executed this Guaranty and delivered it to the Purchaser;

Now, therefore, in consideration of the representations, warranties and covenants contained in this Agreement, to induce the Purchaser to enter into the Purchase Agreement and to purchase the Purchased Securities from the Company thereunder, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Article I GUARANTY

1. Guaranty. To induce the Purchaser to purchase the Purchased Securities, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Transaction Document, of all the Obligations owing by any other Company Party to the Purchaser or any other Purchaser Party whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This guaranty by each Guarantor hereunder constitutes a guaranty of payment and not of collection.

2. Limitation of Guaranty. Any term or provision of this Guaranty or any other Transaction Document to the contrary notwithstanding, the maximum aggregate amount for which any Guarantor that is not a direct or indirect owner of stock in the Company (each a “Subsidiary Guarantor”) shall be liable hereunder shall not exceed the maximum amount for which such Subsidiary Guarantor can be liable without rendering this Guaranty or any other Transaction Document, as it relates to such Subsidiary Guarantor, subject to avoidance under applicable Regulations relating to fraudulent conveyance or fraudulent transfer (including the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act and Section 548 of title 11 of the United States Code or any applicable provisions of comparable Requirements of Law) (collectively, “Fraudulent Transfer Laws”). Any analysis of the provisions of this Guaranty for purposes of Fraudulent Transfer Laws shall take into account the right of contribution established in Section 3 and, for purposes of such analysis, give effect to any discharge of intercompany debt as a result of any payment made under this Guaranty.

3. Contribution. To the extent that any Subsidiary Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefit actually received by such Subsidiary Guarantor from the proceeds of the sale of the Purchased Securities and the incurrence of other Obligations owing to the Purchaser and each other Purchaser Party and (b) the amount such Subsidiary Guarantor would otherwise have paid if such Subsidiary Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Company and any Guarantor that is not a Subsidiary Guarantor) in the same proportion as such Subsidiary Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Subsidiary Guarantors on such date, then such Subsidiary Guarantor shall be reimbursed by such other Subsidiary Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Subsidiary Guarantors on such date.

4. Authorization; Other Agreements. The Purchaser, the other Purchaser Parties and each other holder of an Obligation or holder or beneficiary of a Guaranteed Obligation or beneficiary of a Lien granted under any Transactional Document (collectively, and together with their successors and permitted assigns, the “Beneficiaries”) are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a) (i) modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Transaction Document;

(b) apply any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Transaction Documents;

(c) refund at any time any payment received by any Beneficiary in respect of any Guaranteed Obligation;

(d) (i) enter into an sale, lease, license, assignment, transfer, conveyance or other disposition with respect to, or exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release, any Collateral for any Guaranteed Obligation or any other guaranty therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Company and any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

5. Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case except as otherwise agreed in writing by the Purchaser):

(a) the invalidity or unenforceability of any obligation of the Company or any other Guarantor under any Transaction Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guaranty of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof or from the Company or any other Guarantor or other action to enforce any of the same or (ii) any action to enforce any Transaction Document or any Lien thereunder;

(c) the failure by any person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Company, any other Guarantor or any of the Company’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e) any foreclosure, whether or not through judicial sale, and any other Sale involving Collateral or any election following the occurrence of an Event of Default by any Beneficiary to proceed separately against any Collateral in accordance with such Beneficiary’s rights under any applicable law (including any applicable Regulation or Consent of any Governmental Authority); or

(f) any other defense, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Company, any other Guarantor or any of the Company’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations.

6. Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest, (b) any notice of acceptance, (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of the Company or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Company or any other Guarantor by reason of any Transaction Document or any payment made thereunder or (y) assert any claim, defense, setoff or counterclaim it may have against any other Company Party or set off any of its obligations to such other Company Party against obligations of such Company Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance.

7. Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Company, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof, that diligent inquiry would reveal, and each Guarantor hereby agrees that no Beneficiary shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Beneficiary, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Beneficiary shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Beneficiary, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

Article II Miscellaneous

1. Representations and Warranties; Covenants. To induce the Purchaser to purchase the Purchased Securities and enter into the Transaction Documents, each Guarantor hereby agrees to each of the following with the Purchaser and the other Beneficiaries, as long as any Guaranteed Obligation remains outstanding with respect to any Guarantor:

(a) the representations and warranties as to such Guarantor and its Subsidiaries made by the Company in Section 2.1 (Representations and Warranties of the Company Parties) of the Purchase Agreement (including Schedule II thereof referred to therein) are true and correct on each date it is made thereunder; and

(b) such Guarantor agrees to comply with all covenants and other provisions applicable to it under the Purchase Agreement and the other Transaction Documents, including Article III (Negative Covenants), Article IV (Affirmative Covenants), which includes indemnification provisions, Section 4.4(a) (Disclosures; No Material Non-Public Information) and Section 5.2 (Fees and Expenses) of the Purchase Agreement.

2. Independent Obligations. The obligations of each Guarantor hereunder are independent of and separate from the Guaranteed Obligations. If any Guaranteed Obligation is not paid when due, or upon any Event of Default, the Purchaser and any other Beneficiary may, at its sole election, proceed directly and at once, without notice, against any Guarantor to collect and recover the full amount or any portion of any Guaranteed Obligation then due, without first proceeding against any other Guarantor or any other Company Party and without first joining any other Guarantor or any other Company Party in any proceeding.

3. Amendments; Counterparts; Electronic Signatures; Entire Agreement. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except in accordance with Section 5.3(b) (Amendments) of the Purchase Agreement. Furthermore, this Guaranty may be executed in counterparts as provided in Section 5.3(e) (Counterparts) of the Purchase Agreement and, as provided in Section 5.3(f) (Electronic Signatures) of the Purchase Agreement, electronic signatures have the same force and effect as manual signatures. Finally, as described in Section 5.3(a) (Entire Agreement) of the Purchase Agreement, this Guaranty and the other Transaction Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof.

4. Additional Guarantors. The Company shall cause any Subsidiary that is not a Guarantor to become a Guarantor hereunder, such Subsidiary shall execute and deliver to the Purchaser a Joinder Agreement substantially in the form of Annex 1 and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the date hereof.

5. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of each Beneficiary and their successors and assigns; provided, however, that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Purchaser (and any attempt to effect such assignment, transfer or delegation without such consent shall be null and void at the outset) unless specifically authorized in the Purchase Agreement.

6. Notices. All notices, requests and demands to or upon the Purchaser or any Guarantor hereunder shall be effected in the manner provided for in Section 5.4 (Notices) of the Purchase Agreement; provided, that any such notice, request or demand to or upon any Guarantor shall be addressed to the Company’s notice address set forth in such Section 5.4.

7. Governing Law. Each Guarantor agrees to Section 5.6 (Governing Law; Courts) of the Purchase Agreement, including that (a) this Guaranty and all claims, disputes, Proceedings, and matters related hereto or thereto or arising hereunder or thereunder or arising from or relating to the relationship among any of the parties hereto or thereto, are governed by, and shall be construed, interpreted and enforced exclusively in accordance with, the laws of the State of Delaware (without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware) and (b) any such Proceeding shall be brought exclusively in the Delaware state courts sitting in Wilmington, DE or the federal courts of the United States of America for the District of Delaware sitting in Wilmington, DE; provided, that the Purchaser and any Purchaser Party may bring Proceedings in other jurisdictions to enforce any Transaction Document. Each Company Party hereby accepts such jurisdiction, waives any objections to venue, and agrees that a final judgment in any such Proceeding shall be conclusive and enforceable in other jurisdictions, all as provided in the Purchase Agreement and accepts that service of process may be made in the way set forth in the Purchase Agreement.

8. Waiver of Jury Trial. Each party hereto hereby agree to Section 5.16 (Waiver of Jury Trial and Certain Other Rights) of the Purchase Agreement whereby, among other things, it irrevocably waives trial by jury in any Proceeding with respect to, or directly or indirectly arising out of, relating to or in connection with, this Guaranty or any other Transaction Document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto (a) certifies that no other party, no Beneficiary and no affiliate or representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Guaranty by the mutual waivers and certifications in this Section 8.

9. Interpretation. This Guaranty is a Transaction Document and as such is subject to various interpretative, amendment and third party beneficiary and other miscellaneous provisions set forth in the Purchase Agreement that expressly apply to Transaction Documents, located principally in Article V thereof, including Sections 5.3(d) (No Implied Waivers or Notice Rights), 5.5 (Set off), 5.7 (Severability), 5.11 (Marshaling, Payments Set Aside) and 5.12 (Usury) thereof.

[Signature Pages Follow]

In witness whereof, each of the undersigned has duly executed this Guaranty as of the date first written above.

CDT EQUITY INC.
as Company and Guarantor

By:
Name:
Title:

[OTHER Guarantors]
as Guarantor

By:	/s/ Andrew Regan
Name:	Andrew Regan
Title:	Chief Executive Officer

Accepted and Agreed
as of the date first above written:

ASCENT PARTNERS FUND LLC,
as Purchaser

By:	/s/ Mikhail Gurevich
Name:	Mikhail Gurevich
Title:	Authorized Signatory

GUARANTY

ANNEX 1 TO GUARANTY

FORM OF JOINDER AGREEMENT

This Joinder Agreement, dated as of _________ __, 20__, is delivered pursuant to Section 4 of Article II of the Guaranty, dated as of March 3, 2026, by CDT Equity Inc., a Delaware corporation, and its Affiliates from time to time party thereto as Guarantors in favor of Ascent Partners Fund LLC, as Purchaser, and the other Beneficiaries referred to therein (the “Guaranty”). Capitalized terms used herein without definition are used as defined in the Guaranty.

By executing and delivering this Joinder Agreement, the undersigned, as provided in Section 4 of Article II of the Guaranty, hereby becomes a party to the Guaranty as a Guarantor thereunder with the same force and effect as if originally named as a Guarantor therein and, without limiting the generality of the foregoing, expressly assumes all obligations and liabilities of a Guarantor thereunder and hereby agrees to be bound as a Guarantor for purposes thereof.

The undersigned hereby represents and warrants that each of the representations and warranties contained in Section 1 of Article II of the Guaranty applicable to it is true and correct on and as the date hereof as if made on and as of such date and agrees to comply with the covenants set forth in such Section and applicable to it.

In witness whereof, each of the undersigned has duly executed this Joinder Agreement as of the date first written above.

[Additional Guarantor]

By:
Name:
Title:

Acknowledged and Agreed
as of the date first written above:

ASCENT PARTNERS FUND LLC,
as Purchaser

By:
Name:
Title:	Authorized Signatory

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